                                   EXHIBIT B


                              Form of Certificate

No. ___                                                              $35,000,000
CUSIP NO. 290026 AA 1


                      SEE REVERSE FOR CERTAIN DEFINITIONS

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                   BOND-BACKED INVESTMENT CERTIFICATES TRUST,
                                SERIES 1997-AT&T

                      BOND-BACKED INVESTMENT CERTIFICATES,
                                SERIES 1997-AT&T
                         $35,000,000 PRINCIPAL BALANCE
                            [___]% CERTIFICATE RATE

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $35,000,000 aggregate principal amount of 7.75% Notes due March 1, 2007 of AT&T Corp. (the "UNDERLYING SECURITY ISSUER") and all payments received thereon (the "TRUST PROPERTY"), deposited in trust by Elmwood Funding Limited (the "DEPOSITOR").

THIS CERTIFIES THAT CEDE & CO. is the registered owner of $35,000,000 DOLLARS nonassessable, fully-paid, fractional undivided interest in the Bond-backed Investment Certificates Trust, Series 1997-AT&T, formed by the Depositor.

          The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of March 14, 1997 (the "STANDARD TERMS"), between the Depositor and United States Trust Company of New York, not in its individual capacity but solely as Trustee (the "TRUSTEE"), as supplemented by the Series Supplement, Series 1997-AT&T, dated as of March 14, 1997 (the "SERIES SUPPLEMENT" and, together with the Standard Terms, the "TRUST AGREEMENT"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as the "Bond-backed Investment Certificates, Series 1997-AT&T" (herein called the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement; (ii) all payments on or collections in respect of the Underlying Securities accrued on or after the Original Issue Date together with any proceeds thereof, subject to the Retained Interest, the Call Right and the Optional Exchange Right; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date.
The Record Date applicable to any Distribution Date is the close of business on the third Business Day immediately preceding such Distribution Date (whether or not a Business Day).

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees it will not, until the date which is one year and one day after termination of the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                              BOND-BACKED INVESTMENT CERTIFICATES TRUST, SERIES 1997-AT&T

                              By: UNITED STATES TRUST COMPANY
                              OF NEW YORK not in its individual capacity but solely as Trustee,



                              By:
                                 ---------------------------
                                     Authorized Officer


Dated:  March [__], 1997


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Bond-backed Investment Certificates, Series 1997-AT&T, described in the Trust Agreement referred to herein.

                              UNITED STATES TRUST COMPANY
                              OF NEW YORK, not in its individual
                              capacity but solely as
                              Trustee,



Date:                   By:
                           ---------------------------
                                Authorized Officer

                            (REVERSE OF CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of the Certificates, subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is United States Trust Company of New York.

          No service charge shall be made for any registration of transfer or exchange of this Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Certificate, other than an exchange pursuant to Section 5.03 of the Trust Agreement not involving any transfer.

          The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner of this Certificate for the purpose of receiving distributions of principal of (and premium, if any) and interest, if any, on this Certificate and for all other purposes whatsoever, whether or not this Certificate be overdue, and neither the Depositor or the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

          It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a grantor trust for federal income tax purposes and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

          The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders at maturity, (ii) the settlement in full by the Trust of all payments and deliveries required in connection with any exercise of the Optional Exchange Right, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (any such plan or account, a "PLAN") may purchase Certificates if the Underwriter is able to confirm the existence of at least 100 independent purchasers of beneficial interests in this Certificate.

                                   ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


------------------------------------------------------------

(Please print or type name and address, including postal zip code, of assignee)


------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


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Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


                       *
-----------------------

Signature Guaranteed:


                       *
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*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).